EXHIBIT 99.1

America’s Car-Mart Acquires Illinois Dealerships

BENTONVILLE, Ark., Dec. 17, 2019 (GLOBE NEWSWIRE) -- America’s Car-Mart, Inc. (NASDAQ: CRMT) today announced that its subsidiary, America’s Car Mart, Inc., has entered into a definitive agreement to purchase the ongoing dealership assets of Taylor Motor Company and Auto Credit of Southern Illinois (collectively, “Taylor Motors”) based in Benton, Illinois.

“We are very excited for this opportunity and to be gaining three dealership locations in Marion, Benton and Mount Vernon, Illinois, as well as a vehicle reconditioning location in Benton, Illinois.  The existing finance receivables will be excluded from the purchase and will be collected by the seller.  The transaction will include leases on the related properties.  Illinois will represent our 12th state and these locations are near existing Car-Mart dealerships in surrounding states,” said Jeff Williams, President and Chief Executive Officer of the Company.

“Taylor Motors has served southern Illinois for over 88 years and has strong sales volume productivity with a dominant market position in its service areas. The company has operated at a very high level for over 25 years under the leadership of Steve Taylor, a third-generation owner, and his talented, experienced team of associates,” added Mr. Williams. “Like Car-Mart, Steve and his team focus on keeping customers on the road by selling good, solid mechanically sound vehicles and taking care of customers after the sale. Steve and his team will be joining our team and Steve will be contributing to our expansion efforts into the future. We expect this transaction to close in January 2020.”

About America's Car-Mart

America’s Car-Mart operates automotive dealerships in eleven states and is one of the largest publicly-held automotive retailers in the United States focused exclusively on the “Integrated Auto Sales and Finance” segment of the used car market.  The Company emphasizes superior customer service and the building of strong personal relationships with its customers. The Company operates its dealerships primarily in smaller cities throughout the South-Central United States selling quality used vehicles and providing financing for substantially all of its customers.  For more information about America’s Car-Mart, including investor presentations, please visit our website at www.car-mart.com.

Car-Mart was named to the Forbes 2019 America’s Best Mid-Size Employers list for two consecutive years and has sold over 650,000 vehicles since fiscal year 2000.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements address the Company’s future objectives, plans and goals, as well as the Company’s intent, beliefs and current expectations regarding future operating performance, including with respect to the Company’s acquisition of Taylor Motors, and can generally be identified by words such as “may,” “will,” “should,” “could, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases.  These forward-looking statements are based on the Company’s current estimates and assumptions and involve various risks and uncertainties.  As a result, you are cautioned that these forward-looking statements are not guarantees of future performance, and that actual results could differ materially from those projected in these forward-looking statements.  Factors that may cause actual results to differ materially from the Company’s projections include, but are not limited to:

  the possibility that the acquisition does not close when expected or at all because required conditions to closing are not received or satisfied on a timely basis or at all;
  the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, consumer finance laws and regulations, and the degree of competition in the geographic and business areas in which the Company and Taylor Motors operate;
  the ability to promptly and effectively integrate the businesses of the Company and Taylor Motors;
  the reaction to the transaction of the companies’ customers, employees and counterparties; and
  diversion of management time on acquisition-related issues.

Additionally, risks and uncertainties that may affect future results include those described from time to time in the Company’s SEC filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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Contacts:       Jeff Williams, CEO at (479) 464-9944 or Vickie Judy, CFO at (479) 418-8081